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                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CHART INTERNATIONAL, INC.

                                      FIRST

          The name of the Corporation is Chart International, Inc.

                                     SECOND

          The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                      THIRD

          The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the Delaware General Corporation Law or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                     FOURTH

          The total number of shares of stock which the Corporation shall have the authority to issue is One Thousand Five Hundred (1,500) shares of Common Stock, $.01 par value per share.

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                                      FIFTH

          The name and mailing address of the sole incorporator of the Corporation is as follows:

NAME                 MAILING ADDRESS
----                 ---------------
Carol Braunschweig   1400 McDonald Investment Center
                     800 Superior Avenue
                     Cleveland, OH 44114

                                      SIXTH

          The board of directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                                     SEVENTH

          Section 203 of the Delaware General Corporation Law shall not apply to any business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law, as amended from time to time, or in any successor thereto, however denominated) in which the Corporation shall engage.

                                     EIGHTH

          The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


                                       2

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          THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 19th day of February, 1998.


                                        /s/ Carol Braunschweig
                                        ----------------------------------------
                                        Carol Braunschweig


                                       3

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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CHART INTERNATIONAL, INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of Chart International, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Chart International, Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of Chart International, Inc.. is hereby amended, effective September 15, 2003, so that Article FOURTH shall henceforth read, in its entirety, as follows:

               "A. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand Five Hundred (1,500) shares of Common Stock, $.01 par value per share.

               B. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

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          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of
Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003